UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Popular, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POPULAR, INC.

209 Muñoz Rivera Avenue

San Juan, Puerto Rico 00918

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 12, 2020

The following Notice of Change of Location relates to the Proxy Statement (the “Proxy Statement”) of Popular, Inc. (the “Corporation”), dated March 31, 2020, furnished to shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on Tuesday, May 12, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about April 24, 2020.

PLEASE READ THIS NOTICE IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2020

Tuesday, May 12, 2020 at 9:00 a.m. Atlantic Standard Time

Virtual Meeting Only by Remote Communication - No Physical Meeting Location

To the Shareholders of Popular, Inc.:

Due to the ongoing public health impact of the coronavirus (COVID-19) pandemic and in an effort to protect the health and well-being of our shareholders, directors, employees and communities, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders (the “Annual Meeting”) of Popular, Inc. (the “Corporation”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, May 12, 2020 at 9:00 a.m., Atlantic Standard Time. Considering the public health concerns regarding COVID-19 and the restrictions imposed by federal, state and local governments, the Annual Meeting will be held solely by means of remote communication, in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. The virtual meeting format is a response to the extraordinary impact of COVID-19 and does not reflect a change in the Corporation’s general policy of holding meetings of shareholder in-person absent extraordinary circumstances.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of the Corporation as of the close of business on March 13, 2020, the record date, or if you hold a legal proxy for the meeting provided by your broker, trust, bank or other nominee. To be admitted to the Annual Meeting, you must visit www.virtualshareholdermeeting.com/BPOP2020 and login by entering the 16-digit control number found on your proxy card, voting instruction form, notice of internet availability of proxy materials, email or other notice you previously received. You may log into the Annual Meeting website beginning at 8:45 a.m. Atlantic Standard Time on May 12, 2020.

Once admitted, you may (1) vote by clicking “Vote Here” on the meeting website; (2) submit questions live during the Annual Meeting by typing your question into the “Ask a Question” field on the meeting website and clicking “Submit”; and (3) view our list of shareholders of record during the Annual Meeting by clicking “View Shareholder List” on the meeting website. Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at www.popular.com/en/investor-relations/annual-meeting. The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting.

If you encounter any technical difficulties with the Annual Meeting website on the day of the meeting, please call the technical support number that will be available on the login page of the meeting website. Technical support will be available beginning at 8:45 a.m. Atlantic Standard Time on May 12, 2020 and will remain available until the end of the meeting.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card and voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted your shares, you do not need to vote again.

Thank you for your understanding and continued support.

By Order of the Board of Directors,

Javier D. Ferrer

Executive Vice President, Chief Legal Counsel and Secretary

April 24, 2020

The Annual Meeting of Shareholders on May 12, 2020 at 9:00 a.m. Atlantic Standard Time is available at www.virtualshareholdermeeting.com/BPOP2020. The 2020 Proxy Statement and our Annual Report for the year ended December 31, 2019 are available on our website at www.popular.com. You may also access our proxy materials at www.proxyvote.com.